Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Freshworks Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof, to which this Certificate is attached as Exhibit 32.2 (the “Report”), I, Tyler Sloat, Chief Operating Officer and Chief Financial Officer of the Company, do hereby certify, to the best of my knowledge and pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hands hereto as of the date set forth below.

Date: July 29, 2025	By: /s/ Tyler Sloat
Tyler Sloat Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.